As filed with the Securities and Exchange Commission on November 6, 2009

Registration No. 333-87034

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Merck Sharp & Dohme Corp.

(Exact name of registrant as specified in its charter)

New Jersey	22-1109110
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

One Merck Drive

Whitehouse Station, New Jersey 08889-0100

(908) 423-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Celia A. Colbert

Secretary

Merck Sharp & Dohme Corp.

One Merck Drive

Whitehouse Station, New Jersey 08889-0100

(908) 423-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David N. Shine, Esq.

Michael A. Levitt, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public:

This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On November 3, 2009, Merck & Co., Inc. (the “Company”) was merged into a subsidiary of Schering-Plough Corporation (“Schering-Plough”). Schering-Plough changed its name to Merck & Co., Inc. and the Company changed its name to Merck Sharp & Dohme Corp. As a consequence of the merger, the Company has terminated all offerings of its securities under its existing registration statements, including this Registration Statement. This amendment is filed to deregister and remove all securities under this Registration Statement that remain unsold and untransferred.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whitehouse Station, State of New Jersey, on the 6th day of November, 2009.

MERCK SHARP & DOHME CORP.

By:	/s/ CELIA A. COLBERT
Celia A. Colbert
Secretary

Note:	No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.